As filed with the Securities and Exchange Commission on March 20, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Stevanato Group S.p.A.

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

Republic of Italy

(State or Other Jurisdiction of Incorporation or Organization)

Not Applicable

(I.R.S. Employer Identification No.)

Via Molinella 17

35017 Piombino Dese – Padua

Italy

+39 049 931811

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Ompi of America, Inc.

41 University Drive No. 400

Newton, PA – 18940

+1 (267) 757-8747

(Name, Address and Telephone Number of Agent for Service)

Please send copies of all communications to:

Douglas Bruno Stevanato Group S.p.A. Via Molinella 17 35017 Piombino Dese – Padua Italy +39 049 931811	Lorenzo Corte Skadden, Arps, Slate, Meagher & Flom (UK) LLP 22 Bishopsgate London, EC2N 4BQ United Kingdom +44 20 7519-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

Stevanato Group S.p.A.

Ordinary Shares

Debt Securities

Warrants

Units

We or any selling security holder may offer and sell ordinary shares, debt securities, warrants or units from time to time. We refer to all of the foregoing securities collectively as the “securities” in this prospectus. Each time we or any selling security holders sell any of the securities described in this prospectus, we will provide one or more supplements to this prospectus that will contain specific information about those securities and the offering of such securities. You should read this prospectus and any applicable prospectus supplement(s) carefully before you invest.

Our ordinary shares are listed on the New York Stock Exchange under the symbol “STVN.”

We or any selling security holder may sell these securities to or through underwriters, agents or dealers, or directly to one or more purchasers. The names of any underwriters or agents will be stated in an accompanying prospectus supplement.

The debt securities, warrants and units described in this prospectus have not been approved for listing on any market or exchange, and we have not made any application for such listing. Any application for listing on The New York Stock Exchange or any other securities market or other exchange with respect to the securities described in this prospectus will be included, if applicable, in the applicable prospectus supplement.

Investing in these securities involves certain risks. See “Risk Factors ” on page 4 and “Risk Factors” in our most recent Annual Report on Form 20-F, as well as any risk factors contained in the applicable prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any other state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated March 20, 2024

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933 (the “Securities Act”). By using an automatic shelf registration statement, we may sell any combination of the securities described in this prospectus at any time and from time to time and in one or more offerings. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. Each time we or any selling security holders sell securities described herein, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus with respect to that offering. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement. You should also read the documents we have referred you to under “Where You Can Find More Information” below for information on the Company, the risks we face and our financial statements.

Neither we, nor any agent, underwriter or dealer, or any selling security holder have authorized anyone to provide you with information other than that contained in this prospectus or in any accompanying prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. We, any agent, underwriter or dealer, and any selling security holder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates, or an offer or solicitation in any jurisdiction where offers or sales are not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement is accurate only as of the date on its respective cover, even though this prospectus may be delivered or securities may be sold under this prospectus on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates.

For investors outside of the United States: We have not done anything that would permit possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about, and to observe any restrictions relating to, the distribution of this prospectus outside of the United States.

Unless otherwise stated in this prospectus or unless the context otherwise requires, references in this prospectus to “we,” “our,” “us,” “Stevanato” or “the Company” are to Stevanato Group S.p.A. References to “the Group” are to Stevanato Group S.p.A., its subsidiaries and, where the context requires, its interests in joint ventures and associated undertakings.

We have proprietary rights to trademarks used in this prospectus that are important to our business, many of which are registered under applicable intellectual property laws. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the “®” or “™” symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trademarks, trade names or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Each trademark, trade name or service mark of any other company appearing in this prospectus is the property of its respective holder.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus and any applicable prospectus supplement, including documents incorporated by reference herein or therein, are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that relate to our current expectations and views of future events. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements as contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). All statements contained in this prospectus and any applicable prospectus supplement other than statements of historical fact, including, without limitation, statements regarding our future financial performance, including our revenue, operating expenses and our ability to maintain profitability; our expectations regarding the development of our industry and the competitive environment in which we operate; our goals and strategies; and our proposed use of any proceeds are forward-looking statements. Words or phrases such as “believe,” “anticipate,” “intend,” “estimate,” “forecast,” “project,” “plan,” “potential,” “may,” “should,” “expect” or the negative of these terms and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions.

These are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to those described under the headings “Risk Factors” and “Operating and Financial Review and Prospects” in our Annual Report on Form 20-F for the year ended December 31, 2023 (our “Annual Report”).

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus and any applicable prospectus supplement primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described herein.

The forward-looking statements made in this prospectus and any applicable prospectus supplement relate only to events or information as of the date on which the statements are made in this prospectus and any applicable prospectus supplement. You should not put undue reliance on any forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors described in this prospectus and any applicable prospectus supplement, including factors beyond our ability to control or predict. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and any applicable prospectus supplement, and the documents that we reference in this prospectus and any applicable prospectus supplement, and have filed as exhibits to the registration statement of which this prospectus and any applicable prospectus supplement forms a part, completely and with the understanding that our actual future results or performance may be materially different from what we expect.

STEVANATO GROUP S.P.A.

We are a leading global provider of drug containment, drug delivery and diagnostic solutions as well as engineering solutions to the pharmaceutical, biotechnology and life sciences industries. We deliver an integrated, end-to-end portfolio of products, processes and services that address customer needs across the entire drug life cycle from development to clinical and commercial stages. Our core capabilities in scientific research and development, our commitment to technical innovation and our engineering excellence are central to our ability to offer value added solutions to our clients.

We have secured a leadership position within the drug development and delivery value chain through our investment in research and development and the expansion of our global footprint and capabilities. Over our 70-year history, we have earned a leading reputation for high quality and reliability that has enabled us to become a partner of choice for more than 700 companies globally, including all of the top 25 pharmaceutical companies, and eight of the top 10 in-vitro diagnostic companies, as measured by 2022 revenue, according to data collected by Pharmacircle and public companies’ information. We also serve seven of the top 10 biotechnology companies (by market capitalization listed in the Nasdaq Biotechnology Index), and over 100 biotechnology customers in total.

We were incorporated on July 15, 1980, and the Company has a duration set until December 31, 2100, which may be subsequently extended by the shareholders of the Company. We are a joint stock company (società per azioni) incorporated in the Republic of Italy and our corporate affairs are governed by our articles of association, certain provisions of the Italian Civil Code and the laws of the Republic of Italy.

Our principal executive offices are located at Via Molinella 17, 35017 Piombino Dese – Padua, Italy and our telephone number is +39 049 931811. We have appointed Ompi of America, whose address is 41 University Drive No. 400, Newton, PA – 18940, as our agent upon whom process may be served in any action brought against us under the laws of the United States. Please see the section entitled “Enforceability of Civil Liabilities Against Foreign Persons” for more information. You can find a more detailed description of the Group’s business and recent transactions in our Annual Report, which is incorporated by reference in this prospectus.

RISK FACTORS

An investment in the securities involves significant risk. You should read the risk factors set forth under the heading “Risk Factors” in our Annual Report, which is incorporated by reference in this prospectus, or similar sections in subsequent filings incorporated by reference in this prospectus, for a discussion of certain factors you should consider before investing in our securities. You should also read any risk factors included in any prospectus supplement related to a specific offering of our securities.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we expect to use the net proceeds from the sale of the securities for general corporate purposes. General corporate purposes may include working capital, the repayment of existing debt (including debt of acquired companies), financing capital investments or acquisitions and any other purposes that may be stated. We may temporarily invest funds that we do not need immediately for these purposes in short-term marketable securities.

We will not receive any proceeds from the sale of securities by any selling security holder.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report on Form 6-K subsequently filed with the SEC and specifically incorporated herein by reference.

DESCRIPTION OF ORDINARY SHARES WE MAY OFFER

A description of our ordinary shares can be found in Exhibit 2.1 to our Annual Report, titled “Description of the Stevanato Group S.p.A.’s securities registered pursuant to Section 12 of the Securities Exchange Act of 1934,” which is incorporated by reference herein.

A summary of certain information concerning our ordinary shares and certain material provisions of our articles of association and of Italian law insofar as they relate to our ordinary shares can be found under the headings “Share Capital” and “Memorandum of Association and By-Laws” in our Annual Report, which are incorporated by reference herein, and in each case as updated by other reports and documents that are incorporated by reference herein, as well as annual and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein. See “Where You Can Find Additional Information.”

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

We may offer and issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates, and pursuant to an applicable prospectus supplement. We may issue senior debt securities or subordinated debt securities pursuant to an indenture between us and the trustee named in such indenture. We have filed a form of this document as an exhibit to the Registration Statement, of which this prospectus forms a part. The indenture will be subject to and governed by the Trust Indenture Act of 1939 (the “Trust Indenture Act”) and will be construed in accordance with and governed by the laws of the State of New York (without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction), unless otherwise stated in the applicable prospectus supplement and indenture (or post-effective amendment hereto). However, since we are a company incorporated and existing under Italian law, certain aspects of the debt securities may be governed by compulsory provisions of Italian law, which, if applicable, will be specified in the applicable prospectus supplement and indenture (or post-effective amendment hereto). The aggregate principal amount of debt securities which may be issued under the indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series. Our debt securities may be convertible or exchangeable into any of our equity or other debt securities.

The following description sets forth certain general terms and provisions of the debt securities. The particular terms and provisions of the debt securities offered pursuant to any prospectus supplement, and the extent to which the general terms and provisions described below may apply to the offered debt securities, will be described in the applicable subsequent filings. We refer to any applicable prospectus supplement, amendment to the registration statement of which this prospectus forms a part and reports we file with the SEC under the Exchange Act as “subsequent filings.” The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations and Italian tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement and indenture and, as applicable, supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.

General

We expect that the indenture will not limit the amount of debt securities that may be issued. The debt securities may be issued in one or more series. You should read the indenture and subsequent filings relating to the particular series of debt securities for the following terms of the debt securities offered:

•	the designation, aggregate principal amount and authorized denominations;

•	the issue price, expressed as a percentage of the aggregate principal amount;

•	the maturity date;

•	the interest rate per annum, if any;

•

if the debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	any optional or mandatory sinking fund provisions or exchangeability provisions;

•	the terms and conditions upon which conversion of any convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;

•	whether the debt securities will be our senior or subordinated securities;

•	whether the debt securities will be our secured or unsecured obligations;

•	the applicability and terms of any guarantees;

•

the date, if any, after which and the price or prices at which the debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions, including discharge and defeasance;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities of the series will be issuable;

•	if other than the full principal amount, the portion of the principal amount of the debt securities of the series that will be payable upon acceleration or provable in bankruptcy;

•	any events of default not set forth in this prospectus;

•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;

•

if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;

•

if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the indenture;

•

if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any restrictive covenants or other material terms relating to the debt securities;

•	whether the debt securities will be issued in the form of global securities or certificates in registered, dematerialized, or bearer form;

•	any listing on any securities exchange or quotation system;

•	additional provisions, if any, related to defeasance and discharge of the debt securities; and

•	any other special features of the debt securities.

Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the SEC relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the registered holders at their registered addresses.

Unless otherwise indicated in subsequent filings with the SEC, the debt securities will be issued only in fully registered form without coupons, in minimum denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.

Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the SEC relating to those securities.

We refer you to the applicable subsequent filings for the particular terms and provisions of the debt securities offered by any prospectus supplement.

Senior Debt Securities

We may issue senior debt securities, which may be secured or unsecured, under the indenture. The senior debt securities will rank on an equal basis with all our other senior debt except subordinated debt. The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral securing such debt. We will disclose the amount of our debt in the applicable prospectus supplement.

Subordinated Debt Securities

We may issue subordinated debt securities under the indenture. These subordinated debt securities would rank subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in the applicable prospectus supplement.

Covenants

Any series of debt securities may have covenants in addition to or differing from those included in the indenture, which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:

•	our ability to incur either secured or unsecured debt, or both;

•	our ability to make certain payments, dividends, redemptions or repurchases;

•	our ability to create dividend and other payment restrictions affecting our subsidiaries;

•	our ability to make investments;

•	mergers and consolidations by us or our subsidiaries;

•	sales of assets by us;

•	our ability to enter into transactions with affiliates;

•	our ability to incur liens; and

•	sale and leaseback transactions.

Modification of the Indenture

We expect that the indenture and the rights of the respective holders generally may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the indenture affected by the modification, taken together as a class. But we expect that no modification that:

(1)	changes the amount of securities whose holders must consent to an amendment, supplement or waiver;

(2)

reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

(3)	reduces the principal or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;

(4)

waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

(5)	makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;

(6)

makes any change with respect to holders’ rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

(7)	waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities; will be effective against any holder without his consent.

Events of Default

We expect that the indenture will define an event of default for the debt securities of any series as being any one of the following events:

•	default in any payment of interest when due which continues for 30 days;

•	default in any payment of principal or premium at maturity;

•	default in the deposit of any sinking fund payment when due;

•	default in the performance of any covenant in the debt securities or the indenture, which continues for 60 days after we receive notice of the default;

•

default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filings, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

•	events of bankruptcy, insolvency, failure to pay final court judgments or reorganization.

An event of default of one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.

There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of debt securities.

We expect that under the indenture, in case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Further, any event of default for the debt securities of any series which has been cured is expected to be permitted to be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

We expect that the indenture will require us to file annually, after debt securities are issued under such indenture with the applicable trustee, a written statement signed by two of our officers as to the absence of material defaults under the terms of such indenture. We also expect that the indenture will provide that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

Subject to the duties of the trustee in case an event of default occurs and continues, we expect that the indenture will provide that the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of holders unless the holders have offered to the trustee indemnity and security reasonably satisfactory to it. Subject to these provisions for indemnification and the rights of the trustee, the indenture is expected to provide that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

Defeasance and Discharge

The terms of the indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

Defeasance of Certain Covenants

We expect that the terms of the indenture will provide us with the right to omit complying with specified covenants and specified events of default described in a subsequent filing upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities.

We expect that, to exercise this right, we will also be required to deliver to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that the deposit and related covenant defeasance will not cause the holders of such series to recognize income, gain or loss for United States federal income tax purposes.

A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.

Form of Debt Securities

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both certificated securities in definitive form and global securities may be issued either in registered form, where our obligation runs to the holder of the security named on the face of the security, or in bearer form, where our obligation runs to the bearer of the security.

Definitive securities name you or your nominee as the owner of the security, other than definitive bearer securities, which name the bearer as owner, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.

Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities, other than global bearer securities, which name the bearer as owner. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees. If not described below, any specific terms of the depositary arrangement with respect to any debt securities to be represented by a registered global security will be described in the prospectus supplement relating to such debt securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or selling agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some jurisdictions may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities. So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture.

Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest in that registered global security, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders of a registered global security or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustee or any other agent of us or agent of the trustee will have any responsibility or liability to owners of beneficial interests for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

We expect that the indenture will provide that if the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will be required to issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, the indenture is expected to allow us to decide, at any time and in our sole discretion, to not have any of the securities represented by one or more registered global securities. If we make that decision, we will issue securities in definitive form in exchange for all of the registered global security or securities representing those securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

In the event that the Depository Trust Company (“DTC”) acts as depository for the global securities of any series, the global securities will be issued as fully registered securities registered in the name of Cede & Co. as DTC’s nominee.

DESCRIPTION OF WARRANTS WE MAY OFFER

We may issue and offer warrants under the material terms and conditions described in this prospectus and any accompanying prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

We may issue warrants to purchase our ordinary shares, debt securities or any combination thereof. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants may be issued under warrant or subscription agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The particular terms of the warrants, the warrant or subscription agreements relating to the warrants and the warrant certificates representing the warrants will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the warrants;

•	the initial offering price;

•	the aggregate amount of warrants and the aggregate amount of equity securities purchasable upon exercise of the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, the designation and terms of the equity securities with which the warrants are issued, and the amount of warrants issued with each equity security;

•	the date, if any, on and after which the warrants and the related equity security will be separately transferable;

•	the price at which each underlying security purchasable upon exercise of the warrants may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•

whether the warrant will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	the identity of the warrant agent or of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	information with respect to book-entry procedures, if any;

•	in connection with warrants denominated as rights, the extent of any over-subscription privilege with respect to unsubscribed securities;

•	whether the warrants may be sold separately or with other securities as part of units;

•	if applicable, a discussion of United States or Italian federal income tax, accounting or other considerations applicable to the warrants;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	the material terms of any standby underwriting arrangement entered into by us in connection with any warrants; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Holders of warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matters, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the warrants.

DESCRIPTION OF UNITS WE MAY OFFER

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any unit agreement under which the units will be issued;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

SELLING SECURITY HOLDERS

Information about selling security holders will be set forth in a prospectus supplement, in a post-effective amendment or in filings we will make with the SEC that are incorporated into this prospectus by reference.

PLAN OF DISTRIBUTION

We and any selling security holder may sell the securities in one or more of the following ways (or in any combination) from time to time:

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser;

•	through agents; or

•	through any other method permitted by applicable law and described in the applicable prospectus supplement.

The distribution of our securities may be carried out, from time to time, in one or more transactions, including:

•	block transactions and transactions on the New York Stock Exchange or any other organized market where the securities may be traded;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; or

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any underwriters, dealers or agents;

•	the method of distribution;

•	the public offering price or purchase price and the proceeds to us from that sale;

•	the expenses of the offering;

•	any discounts to be allowed or paid to the underwriters, dealers or agents;

•	all other items constituting underwriting compensation and the discounts to be allowed or paid to dealers, if any; and

•	any other information regarding the distribution of the securities that we believe to be material.

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We or any selling security holders may, from time to time, authorize agents acting on a best or reasonable efforts basis as our agents to solicit or receive offers to purchase the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters or agents may be deemed to have received compensation from us or any selling security holders in the form of underwriting discounts and may also receive commissions from purchasers of securities for whom they may act as agent.

Underwriters may sell securities to or through dealers, and dealers may receive compensation in the form of discounts or concessions from the underwriters and commissions from the purchasers for whom they may act as agent.

Underwriters, dealers and agents who participate in the distribution of securities and their controlling persons may be entitled, under agreements that may be entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents and their controlling persons may be required to make in respect of those liabilities.

We or any selling security holders may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

One or more selling security holders may utilize this prospectus (and any related prospectus supplement) to make one or more in-kind distributions of the securities to its shareholders, partners or members. To the extent required by applicable law, information about the distribution will be reflected in a prospectus supplement.

ENFORCEMENT OF CIVIL LIABILITY

We are incorporated and currently existing under the laws of the Republic of Italy. In addition, most of our directors and officers reside outside the United States, and most of the assets of our non-U.S. subsidiaries are located outside the United States. As a result, it may be a long and costly process for investors to effect service of process on us or those non-U.S. resident persons in the United States or to enforce in the United States judgments obtained in United States courts against us or those non-U.S. resident persons based on the civil liability or other provisions of the United States securities laws or other laws. It may be possible for investors to effect service of process within other jurisdictions (including Italy) upon us or those non-U.S. resident persons provided that, for example, The Hague Convention on the Service Abroad of Judicial and Extrajudicial Documents in Civil or Commercial Matters of November 15, 1965 is complied with.

Judgments of U.S. courts may be enforceable in Italy. Final enforceable and conclusive judgments rendered by U.S. courts, even if obtained by default, shall not require retrial on the merits and will be enforceable in the Republic of Italy, provided that pursuant to article 64 of Italian Law No. 218 of May 31, 1995 (riforma del sistema italiano di diritto internazionale privato), the following conditions are met:

•	the U.S. court which rendered the final judgment had jurisdiction according to Italian law principles of jurisdiction;

•	the relevant summons and complaint was appropriately served on the defendants in accordance with U.S. law and during the proceedings the essential rights of the defendants have not been violated;

•	the parties to the proceedings appeared before the court in accordance with U.S. law or, in the event of default by the defendants, the U.S. court declared such default in accordance with U.S. law;

•	the decision is final pursuant to U.S. law;

•	there is no conflicting final judgment previously rendered by an Italian court;

•	there is no pending proceedings before an Italian court between the same parties over the same matter which were instituted before the U.S. proceedings;

•	the provisions of such judgment would not violate Italian public policy.

In addition, pursuant to article 67 of Italian Law No. 218 of May 31, 1995, if a judgment rendered by a U.S. court is not complied with, its recognition is challenged or its compulsory enforcement is necessary, then a proceeding shall be initiated before the competent Court of Appeal in Italy to that end. The competent Court of Appeal does not consider the merits of the case but exclusively ascertains the fulfillment of all the conditions set out above.

In original actions brought before Italian courts, the enforceability of liabilities or remedies based solely on the U.S. federal securities law is debatable. If an original action is brought before an Italian court, the Italian court may apply not only Italian rules of civil procedure, but also certain substantive provisions of Italian law that are regarded as mandatory and may refuse to apply the U.S. law provisions or grant some of the remedies sought (e.g., punitive damages) if their application violates Italian public policy and/or any mandatory provisions of Italian law.

Italian shareholders should seek advice from their own counsel based on the applicable circumstances.

TAXATION

The material U.S. and Italian federal income tax consequences, if any, relating to the purchase, ownership and disposition of our securities offered by this prospectus will be set forth in the prospectus supplement pertaining to the offering of such securities.

EXPENSES

The following is a statement of expenses in connection with the distribution of the securities registered. All amounts shown are estimates except the SEC registration fee. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

Expense
SEC registration fee	*
FINRA filing fee	**
Printing expenses	**
Legal fees and expenses	**
Accounting fees and expenses	**
Miscellaneous costs	**

Total	**

*

The Registrant is registering an indeterminate amount of securities under the registration statement and in accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of any registration fee until the time the securities are sold under the registration statement pursuant to a prospectus supplement.

**	To be provided in a prospectus supplement describing an offering of securities or a report on Form 6-K that is incorporated by reference herein.

LEGAL MATTERS

We are being represented by Skadden, Arps, Slate, Meagher & Flom (UK) LLP with respect to certain legal matters as to United States federal securities and New York State law. The validity of the securities being registered hereby, and certain legal matters as to Italian law, will be passed upon for us by Chiomenti Studio Legale. Skadden, Arps, Slate, Meagher & Flom (UK) LLP may rely upon Chiomenti Studio Legale with respect to matters governed by Italian law. Additional legal matters may be passed upon for us and any underwriter that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Stevanato Group S.p.A. as of December 31, 2023 and for the year then ended and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) as of December 31, 2023 incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2023 have been so incorporated in reliance on the report (which contains an adverse opinion on the effectiveness of the Company’s internal control over financial reporting) of PricewaterhouseCoopers S.p.A., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Stevanato Group S.p.A. as of December 31, 2022 and for each of the two years in the period ended December 31, 2022 appearing in Stevanato Group S.p.A.’s Annual Report (Form 20-F) for the year ended December 31, 2023, have been audited by EY S.p.A. (“EY”), independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We are subject to the information requirements of the Exchange Act that are applicable to foreign private issuers. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and disclosure furnished under cover of Form 6-K. The SEC maintains a website (www.sec.gov) that contains reports and other information regarding issuers, such as us, that file electronically with the SEC. We also maintain a website (https://www.stevanatogroup.com), from which you can access such reports and other information free of charge as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information on our website does not constitute a part of this prospectus.

As a foreign private issuer, we are exempt under the Exchange Act from rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any applicable prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. This prospectus and any applicable prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC (other than those documents or the portions of those documents that are “furnished” unless otherwise specified below):

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2023 filed with the SEC on March 7, 2024.

•

the description of our ordinary shares contained in our registration statement on Form 8-A filed with the SEC on July 15, 2021, including any amendments or reports filed for the purpose of updating such description.

In addition, any future annual reports on Form 20-F filed with the SEC as well as any other reports on Form 6-K that we subsequently furnish to the SEC pursuant to the Exchange Act, in each case prior to the termination of an offering made pursuant to this prospectus, but, in the case of any reports on Form 6-K, excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus (in the case of any reports on Form 6-K, if they state that they are incorporated by reference into this prospectus) and deemed to be part of this registration statement from the date of the filing of such documents. The most recent information that we file with the SEC automatically updates and supersedes more dated information.

You can obtain free of charge a copy of any documents that are incorporated by reference in this prospectus supplement at no cost, by writing or telephoning us at:

Stevanato Group S.p.A.

Via Molinella 17

35017 Piombino Dese – Padua

Italy

+39 049 9318111

Stevanato Group S.p.A.

Ordinary Shares

Debt Securities

Warrants

Units

PART II OF FORM F-3

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Italian law does not limit the extent to which a company may provide for indemnification of officers and directors, except to the extent indemnification is provided against damages costs and expenses for which officers and directors are held liable towards the company or, in any case, as a consequence of the wrongful, intentional or grossly negligent acts or omissions, or such indemnification is held to be contrary to public policy, such as in case of criminal or administrative financial penalties.

Pursuant to the indemnification agreements, the form of which are filed as Exhibit 4.6 to our Annual Report, with our directors and executive officers, we have agreed to indemnify such directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

In particular, if officers or directors are made, or threatened to be made, a party to an action or proceeding other than by or in the right of the Company, whether civil or criminal, we provide for indemnification of officers and directors for damages, costs, amounts paid in settlement and reasonable expenses incurred in their capacities as such only if they acted in good faith, and for a purpose that they reasonably believed to be in or not opposed to, the best interests of the Company and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his or her conduct was unlawful.

Moreover, if officers or directors are made, or threatened to be made, a party to an action by or in the right of the Company, we provide for indemnification of officers and directors for damages, costs, amounts paid in settlement and reasonable expenses incurred in their capacities as such only if they acted in good faith, for a purpose which they reasonably believed to be in, or not opposed to, the best interests of the Company, except that that no indemnification shall be made in respect of a threatened action or pending action that is settled or otherwise disposed of, or any claim, issue or matter as to which such officers or directors shall have been adjudged to be liable to the Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits

A list of exhibits included as part of this registration statement is set forth in the Exhibit Index that immediately precedes such exhibits and is incorporated herein by reference.

Item 10. Undertakings

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a) (3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (l)(i), (l)(ii) and (l)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)

To file a post-effective amendment to the registration statement to include any financial statements required by Item 8. A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8. A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15 (d) of the Exchange Act that are incorporated by reference in the registration statement;

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(6)

That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant, of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Piombino Dese, Italy on March 20, 2024.

Stevanato Group S.p.A.

By:	/s/ Franco Moro
Name: Franco Moro
Title: Chief Executive Officer

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below severally constitutes and appoints Franco Moro his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any and all related registration statements pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement on Form F-3 has been signed by the following persons, in the capacities indicated.

Signature	Title	Date

/s/ Sergio Stevanato (Sergio Stevanato)	Director – Emeritus Chairman	March 20, 2024

/s/ Franco Stevanato (Franco Stevanato)	Director – Executive Chairman	March 20, 2024

/s/ Franco Moro (Franco Moro)	Director, Chief Executive Officer (Principal Executive Officer)	March 20, 2024

/s/ Marco Dal Lago (Marco Dal Lago)	Chief Financial Officer (Principal Financial and Accounting Officer)	March 20, 2024

/s/ Marco Stevanato (Marco Stevanato)	Director – Vice Chairman	March 20, 2024

/s/ Fabiano Nicoletti (Fabiano Nicoletti)	Director	March 20, 2024

/s/ Alvise Spinazzi (Alvise Spinazzi)	Director	March 20, 2024

/s/ Fabrizio Bonanni (Fabrizio Bonanni)	Director	March 20, 2024

/s/ Fabio Buttignon (Fabio Buttignon)	Director	March 20, 2024

/s/ Madhavan Balachandran (Madhavan Balachandran)	Director	March 20, 2024

/s/ Donald Eugene Morel Jr. (Donald Eugene Morel Jr.)	Director	March 20, 2024

/s/ William Federici (William Federici)	Director	March 20, 2024

/s/ Paola Vezzaro (Paola Vezzaro)	Director	March 20, 2024

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Stevanato Group S.p.A. has signed this registration statement in Piombino Dese, Italy on March 20, 2024.

Authorized U.S. Representative

By:	/s/ Douglas Bruno
Name: Douglas Bruno
Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Underwriting Agreement (for equity securities)*

1.2	Form of Underwriting Agreement (for debt securities)*

3.1	Amended Articles of Association of Stevanato Group S.p.A. (incorporated by reference to Exhibit 1.2 of our Annual Report)

4.1	Form of Indenture

4.2	Form of Warrant Agreement, including a form of warrant certificate*

4.3	Form of Unit Agreement, including a form of unit certificate*

5.1	Form of Opinion of Chiomenti Studio Legale, Italian counsel to the registrant

5.2	Form of Opinion of Skadden, Arps, Slate, Meagher & Flom (UK) LLP, U.S. counsel to the registrant

23.1	Consent of EY S.p.A.

23.2	Consent of PricewaterhouseCoopers S.p.A.

23.3	Consent of Chiomenti Studio Legale (included in Exhibit 5.1)

23.4	Consent of Skadden, Arps, Slate, Meagher & Flom (UK) LLP (included in Exhibit 5.2)

24.1	Powers of Attorney (included in the signature pages hereto)

25.1	Statement of Eligibility of Trustee under Indenture**

107	Calculation of Filing Fee Table

*	To be filed by amendment
**	Where applicable, to be incorporated by reference to a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.